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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  JUNE 30, 1995



                                 TENERA, INC.
            (Exact name of registrant as specified in its charter)


           DELAWARE                    1-9812                   94-3213541
(State or other jurisdiction        (Commission                (IRS Employer
       of incorporation)            File Number)             Identification No.)


               2001 CENTER STREET, BERKELEY, CALIFORNIA   94704
               (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code:  (510) 845-5200
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ITEM 5. - OTHER EVENTS.

        On June 30, 1995, TENERA, L.P. (the predecessor of the Registrant, hereinafter referred to as the "Partnership") completed its conversion to corporate form by means of a merger of the Partnership, TENERA Operating Company, L.P. and Teknekron Technology MLP I Corporation (the General Partner) with and into TENERA, Inc., the Registrant, (the "Merger") pursuant to the filing of an Agreement of Merger among the Partnership, TENERA Operating Company, L.P., Teknekron Technology MLP I Corporation and the Registrant (the "Conversion"). Pursuant to the Merger, which was effective June 30, 1995 at 5:01 p.m. Pacific Time (the "Effective Time"), each limited partner Unit previously held by Unitholders in the Partnership, (including 184,946 equivalent Units representing the interest in the Partnership of the General Partner), automatically converted to one share of Common Stock of the Registrant. An additional 1,123,596 shares of Common Stock were issued to the sole shareholder of the General Partner as of the Effective Time in consideration of the contribution of $1,000,000 made to the Registrant by the General Partner in connection with the Merger.

        The Merger and the Conversion were approved by a majority of the Unitholders pursuant to a Consent Solicitation Statement/Prospectus included in the Registrant's Registration Statement on Form S-4 (Registration No. 33-58393) declared effective by the Securities and Exchange Commission on June 2, 1995. The Merger and the Conversion are more fully described in the Consent Solicitation Statement/Prospectus which is an Exhibit to this report.

ITEM 7. - EXHIBITS

Exhibit 2 Agreement and Plan of Merger dated as of June 6, 1995 among the Registrant, Teknekron Technology MLP I Corporation, TENERA, L.P. and TENERA Operating Company, L.P. (a form of which is attached as Annex A to the Registrant's Consent Solicitation Statement/Prospectus included in the Registration Statement on Form S-4 (Registration No. 33-58393) declared effective by the Securities and Exchange Commission on June 2, 1995 (the "Registration Statement"), and is incorporated herein by this reference.)

Exhibit 20 Consent Solicitation Statement/Prospectus dated June 6, 1995 (included in the Registration Statement and incorporated herein by this reference.)



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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TENERA, Inc.


                                                By:  /s/ JEFFREY R. HAZARIAN
                                                     --------------------------
                                                     Jeffrey R. Hazarian
                                                     Chief Financial Officer

Date:  July 13, 1995



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